UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

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USA ZHIMINGDE INTERNATIONAL GROUP CORPORATION

(Exact name of registrant as specified in its charter)

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Nevada	0-52072	62-1299374
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

225 Broadway, Suite 910, New York, NY 10007

(Address of Principal Executive Office) (Zip Code)

(212) 608-8858

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed in order to remove the prior disclosure regarding the Company's engagement of GBH CPAs, PC (“GBH”) as its independent registered public accounting firm. Further review has indicated that the Company never formally engaged GBH.

Section 4-Matters Related to Accountants and Financial Statements

Item 4.01         Change in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On February 12, 2014, USA Zhimingde International Group Corporation (the “Company”) approved the dismissed its independent registered public accounting firm, Patrizio and Zhao LLC (“P&Z”).  The dismissal was approved by the Company’s Board of Directors.

The Company engaged P&Z as its independent registered public accounting firm on July 11, 2013. During the engagement, P&Z did not render an audit opinion on any of the Company’s financial statements.

During the Company’s two most recent fiscal year and through any subsequent period to the date of P&Z’s dismissal, there were (i) no disagreements with P&Z on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of P&Z would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, and (ii) no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished P&Z with a copy of this Form 8-K, providing P&Z with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statement made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from P&Z dated February 12, 2014, is filed as Exhibit 16.1 to this report.

Item 9.01         Financial Statements And Exhibits

(d)           Exhibits

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from Patrizio and Zhao LLC dated February 14, 2014 - filed as an exhibit to the original Current Report on February 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

USA Zhimingde International Group Corporation

Date: January 20, 2015	By:	/s/ Zhongquan Zou
Zhongquan Zou, Chief Executive Officer